                          Independent Auditors' Consent


To the Shareholders and Board of Directors of First Eagle SoGen Funds, Inc.:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated December 21, 2001, on the statements of assets and liabilities for the First Eagle SoGen Funds, Inc. (the "Funds") consisting of First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund, First Eagle U.S. Value Fund and First Eagle SoGen Gold Fund as of October 31, 2001, and the related statements of operations, the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information.



                                                             KPMG LLP


New York, New York
February 15, 2002